UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15 E. Putnam Ave, Suite 378 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(800) 742 3095

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 17, 2024, Stardust Power Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”). Subsequent to the filing of the Original Form 8-K, the Company determined there was a miscalculation involving the number of shares to be pledged as set forth in Item 1.01 of the Original Form 8-K. This Current Report on Form 8-K/A hereby amends and restates in its entirety Item 1.01 of the Original Form 8-K. The Original Form 8-K otherwise remains unchanged.

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2024, the Company agreed to issue promissory notes (the “Promissory Notes”) to several lenders (collectively, the “Lenders”), providing for loans (the “Loans”) in the aggregate principal amount of $1.8 million. The Loans will bear interest at a rate of 15% per year, and mature on March 13, 2025 (the “Maturity Date”). The proceeds of the Loans are expected to be used by the Company for general corporate and working capital purposes.

The Promissory Notes will contain customary representations and warranties and customary events of default. Pursuant to the Promissory Notes, an aggregate of approximately 3,400,000 shares of Company common stock, par value $0.0001 per share (the “Common Stock”), owned by founders of the Company, will be pledged as collateral.

In addition, the Company has agreed to issue to the Lenders an aggregate of $2.7 million in Common Stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity Date, in each case, based on the lower of the closing price of the Company’s Common Stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 360,000 shares.

The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2024

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer